                                                                EXHIBIT 10.26



                               THIRD AMENDMENT TO
                      AMENDED AND RESTATED LOAN AGREEMENT


        This Third Amendment to Amended and Restated Loan Agreement ("Third Amendment") is made and entered into as of this 22nd day of October, 1996, by and between TRANSCRYPT INTERNATIONAL, INC., a Delaware Corporation, formerly known as Transcrypt International, Ltd., a Nebraska Limited Partnership, which has its principal place of business in Lincoln, Nebraska ("Borrower") and NORWEST BANK NEBRASKA, NATIONAL ASSOCIATION, a national banking association, organized and existing under the laws of the United States of America, and which has its principal place of business in Omaha, Nebraska ("Bank").

                                   RECITALS:

A. Transcrypt International, Ltd. and the Bank have previously entered into a Loan Agreement dated February 5, 1993 (the "Prior Loan Agreement"), and Amended and Restated Loan Agreement dated May 18, 1994 (the "Restated Loan Agreement"), a First Amendment to Amended and Restated Loan Agreement dated June 1, 1995 (the "First Amendment"), and a Second Amendment to Amended and Restated Loan Agreement dated April 10, 1996 (the "Second Amendment"), which mutually describe the terms and conditions of certain loans made by Bank to Transcrypt International, Ltd. and hereafter are referred to collectively as the "Loan Agreement".

B. Transcrypt International, Inc. incorporated by filing its First Amended and Restated Certificate of Incorporation in Delaware on or about December 13, 1995. Transcrypt International, Ltd. and Transcrypt International, Inc. entered into an Agreement and Plan of Merger as of June 28, 1996, under the terms of which they agreed to the terms and conditions of the merger of Transcrypt International, Ltd. into Transcrypt International, Inc. and the assumption by Transcrypt International, Inc. of all debts and obligations of Transcrypt International, Ltd., including all debts and obligations under the Loan Agreement and under the Loan Documents, as defined in the Loan Agreement. Transcrypt International, Inc. and Transcrypt International, Ltd. entered into a Certificate of Merger which was dated and filed in Delaware on June 28, 1996. The merger became effective on June 30, 1996. Articles of Merger were filed in Nebraska on June 28, 1996.

C. Subject to the terms and conditions of the Loan Agreement, Bank agreed to make one or more advances to Borrower not to exceed the aggregate principal sum of Two Million Dollars ($2,000,000.00) (the "Operating Loan"), which was evidenced by a Commercial Note dated June 1, 1995, in the principal sum of One Million One Hundred Thousand Dollars ($1,100,000.00), having a maturity date of May 1, 1996 (the "Operating Note"), and an Amendment to Operating Note having an effective date of April 9, 1996, which increase the principal amount of said COmmercial Note to Two Million Dollars ($2,000,000.00).

D. Borrower has requested and Bank has agreed to extend the maturity date of the Operating Note to May 31, 1997, subject to the terms and conditions of this Third Amendment.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Bank agree as follows:

        1. The foregoing Recitals are an integral part of this Third Amendment and are incorporated by reference. All capitalized terms not defined in this Third Amendment shall have the meanings defined in the Loan Agreement.

        2. The maturity date of the Operating Note is hereby extended to May 31, 1997. Interest shall continue to be paid monthly. All other terms of the Operating Note shall remain in full force and effect.

        3. The Operating Note is and shall continue to be secured by all now owned and hereafter acquired inventory, equipment, accounts, and general intangibles under and pursuant to the terms of the Security Agreement, which such security interest is perfected by the Financing Statements previously filed of record by Bank.

        4. Bank may require Borrower at any time to execute substitute or replacement Loan Documents reflecting the name of Transcrypt International, Inc. Transcrypt International, Inc. hereby acknowledges and agrees that it has assumed, and it also hereby assumes, all debts and obligations under the Loan Agreement and the Loan Documents.

        5. All terms and conditions set forth in the Loan Agreement shall remain in full force and effect, except as modified or supplemented by this Third Amendment.

        Dated the day and year first above written.

TRANSCRYPT INTERNATIONAL, INC.          NORWEST BANK NEBRASKA,
                                        NATIONAL ASSOCIATION

By: /s/ John T. Connor                  By: /s/ DeeAnn K. Wenger
   ---------------------------             -----------------------
       John T. Connor

Its:  Chairman and CEO                  Its: Assistant Vice President

                                                        No. 080892





                              MODIFICATION OF NOTE



It is agreed by the undersigned maker, for additional and valuable consideration, that maker's note of August 13, 1996, in face amount of $431,425.98, to which this modification is attached, is hereby modified as follows:


[ ]   By alteration of the maturity date to _______________________________

[x] By change of interest rate to 8.75% percent per annum, said modified rate to be effective on and after date hereof. (NMMR + .5%)

[ ]   By change of payment schedule to:_____________________________________
      ______________________________________________________________________
      ______________________________________________________________________

[ ]   By substitution, exchange or release of collateral as follows: _______
      ______________________________________________________________________
      ______________________________________________________________________
      ______________________________________________________________________
      ______________________________________________________________________

Except as above modified, the note is in all respects ratified and confirmed. Maker agrees that the correct balance is $431,425.98 with interest accruing on same from and after July 15, 1996.




                                        TRANSCRYPT INTERNATIONAL, INC.

                                        /s/ John T. Connor
                                        ________________________________
                                        John T. Connor


Consent to by
NORWEST BANK NEBRASKA,
NATIONAL ASSOCIATION

By: /s/ Illewn L. Wenger
    ____________________

Its:  AVP
    ____________________